                                                              Exhibit 2.14(f)(2)


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


      This First Amendment to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of this 30th day of June, 2001, between Charter Communications Entertainment I, LLC ("Charter"), on the one hand, and St. Louis Tele-Communications, Inc., TCI Cable Partners of St. Louis, L.P., TCI Cablevision of Missouri, Inc., TCI of Illinois, Inc., TCI TKR of Central Florida, Inc., and TCI Holdings, Inc. (collectively, the "PARTIES"), on the other.

                                    RECITALS

      A. The Parties entered into an Asset Purchase Agreement ("AGREEMENT") as of the 26th day of February, 2001.

      B. The parties to this Amendment wish to amend the Agreement, as more fully set forth herein.


                                   AGREEMENTS

            In consideration of the above recitals and the mutual agreements stated in this Amendment, the parties agree as follows:

      1. Defined Terms. Capitalized terms used herein, but not otherwise modified or defined herein, shall have the meanings ascribed to such terms in the Agreement.

      2. Vehicle Title Certificates. Seller shall obtain and deliver to Buyer promptly after closing the vehicle title certificates and, if required, bills of sale, for the following vehicles described in Exhibit A-1 attached to this Amendment. At the time of the transfer by Seller to Buyer of the residential telephony services business pursuant to the Telephony Transfer Agreement, Seller shall obtain and deliver to Buyer the vehicle title certificates for the vehicles described in Exhibit A-2 attached to this Amendment. In addition, Seller will execute and deliver to Buyer, for no additional consideration and at no additional cost to Buyer, such certificates, bills of sale, or other documents as may be reasonably necessary to give full effect to transfer of vehicles required by the Agreement.

      3. Copyright Filings. Seller hereby agrees to file, at its expense, all Copyright Statements of Account with respect to the Systems for the 2001/1 filing period as and when due under applicable law.

      4. Schedules. Schedules 4.5, 4.6 and 4.7 to the Agreement are hereby amended and restated in their entirety, as of February 26, 2001 (except for changes made since such date in compliance with the Agreement), and as of the Closing, as set forth in Exhibit B attached to this Amendment.

      5. Waiver of Conditions. Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Agreement set forth in Section 7.2.8 of the Agreement.

      6. Relationship to the Agreement. This Amendment supersedes any inconsistent provisions contained in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

      7. Choice of Law. This Amendment and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of Delaware, without regard to the conflicts of laws rules of Delaware.

      8. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original. This Amendment will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission will constitute effective and binding execution and delivery of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

      The parties have executed this Amendment as of the day and year first above written.


                                    Charter Communications Entertainment I,
                                    LLC, a Delaware limited liability company


                                    By: /s/ Marcy Lifton
                                        -------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                    SELLER

                                    St. Louis Tele-Communications, Inc., a
                                    Missouri corporation

                                    TCI Cable Partners of St. Louis, L.P.,
                                    a Colorado limited partnership

                                        By: Heritage Cablevision of
                                        Massachusetts, Inc., its
                                        general partner

                                    TCI Cablevision of Missouri, Inc., a
                                    Missouri corporation

                                    TCI of Illinois, Inc., an Illinois
                                    corporation

                                    TCI TKR of Central Florida, Inc., a
                                    Florida corporation

                                    TCI Holdings, Inc., a Delaware
                                    corporation

                                    Each By: /s/ Alfredo Di Blasio
                                             ----------------------------------
                                             Alfredo Di Blasio,
                                             Authorized Signatory




                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT]

                                   EXHIBIT A-1

                          VEHICLE CERTIFICATES OF TITLE

1GTEC14H6RE542030
1FDXF46S2YED42637
1FDXF46S7YED42634
1FDXF46S4YED42641
1FDXF46S9YED42635
1GTEC14H0SZ515462
1GTEC14H0XA515162
1GTDM19W4YB517966
1GTDM19W5YB517927
1GTEK14W1YE336260
1GTEK14W2YE339605
1GTEK14W6YE338537
1GKDT13W712118474
1GTEC14H5ME512977
1GTEC14M2TZ516926
1GTEC14W2YE338094
1GDJC34U61F142521
1GCDM15Z6MB150045
1FTFE24YXKHB56610
1B6HL26X7RW114506
1B7HC16X1RS661669
1B7GL26X1SS275521
1B7GL26X4SS278218
1B7GL26X3SS275522
1B7GL26X6SS278219
1FTEF15Y3TLB82336
1FTHE24Y4THB31244
1FTHE24Y2THB31243
1FTHE2424VHB06147
1FTHE2422VHB06146
1FTFE24Y0JHB96645
1FTFE24Y6KHC02921
1FTJE34H8LHA55406

                                   EXHIBIT A-2

               VEHICLE CERTIFICATES OF TITLE (TELEPHONY VEHICLES)



1G2NF52F6YC529011
1GCFG15R4Y1130968
1GTEC14W6YZ132351
1FTRF17LXYKA51842
1FTRF17L0YKA51865
1GCFG15WXY1115901
1GCHG35R3Y1106410
1GTEC14V4XE554891
1GCHG35RXY1103567
1GTGG25WXY1103998
1GCHG35R2Y1104745
1GTGG25W8Y1105720
1GCEG15W3Y1101768
1GTGG25W1Y1103968
1GTGG25W7Y1103912
1GCHG35R7Y1103722
1GTGG25W7Y1104641
1GCHG35R5Y1105534
1GTGG25W2Y1103865
1GTGG25W5Y1105531
1GNDT13W6Y2173690
1GTGG25W7Y1105563
1GTGG25W8Y1106172
1GCFG15W2Y1100972
1GTGG25W0Y1106022
1GTGG25W9Y1106195
1GTGG25W3Y1106130

                                    EXHIBIT B

                       AMENDED SCHEDULES 4.5, 4.6, AND 4.7



                                    ATTACHED